Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 33-84904, 33-98132, 33-99134, 33-99140, 33-99150, 33-99154, 333-121098, and 333-138316) of Kyocera Corporation of our report dated June 17, 2013 relating to our audits of the financial statements and supplemental schedule appearing in this Annual Report on Form 11-K of Kyocera Retirement Savings and Stock Bonus Plan as of and for the years ended December 31, 2012 and 2011.

/s/    Squar, Milner, Peterson, Miranda & Williamson, LLP

San Diego, California

June 20, 2013